Exhibit 10.5

Execution Version

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE SHARES OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT, for value received,                                                            (“Holder”) is entitled to subscribe for and purchase up to such number of fully paid and nonassessable shares of Series A-1 Convertible Preferred Stock of Radius Health, Inc., a Delaware corporation (the “Company”), as is equal to the Warrant Share Amount  (as hereinafter defined) at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Preferred Stock” shall mean Company’s presently authorized Series A-1 Convertible Preferred Stock, $0.01 par value per share, and/or any stock into which such Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise, and the term “Warrant Shares” shall mean the shares of Preferred Stock which Holder may acquire pursuant to this Warrant and/or any other shares of stock into which such shares of Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise.

1.             Warrant Share Amount and Warrant Price.  The “Warrant Share Amount” means such whole number (with any fractions rounded down) as is equal to the quotient of (a) the product of (i) the Initial Term Loan (as defined in the Loan and Security Agreement dated May 23, 2011 among General Electric Capital Corporation (“GECC”), the Lenders (as defined therein), and the Company (the “Loan Agreement”)) made pursuant to the terms of the Loan Agreement, multiplied by (ii) four percent (4%), multiplied by (iii) 0.5, divided by (b) the Warrant Price.  The “Warrant Price” shall initially be $81.42 per share, subject to adjustment as provided in Section 7 below.

2.             Conditions to Exercise.  The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the tenth anniversary of the date of this Warrant (the “Expiration Date”).

3.             Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)           Cash Exercise.  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 18 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct

(subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).  Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b)           Conversion.   In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)           Fair Market Value.  For purposes of this Section 3, Fair Market Value of one share of Company’s Preferred Stock shall mean:

(i)            In the event of an exercise concurrently with the closing of an initial public offering of the Company’s common stock (“Common Stock”), the per share Fair Market Value for the Preferred Stock shall be the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of the closing of such initial public offering, this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such initial public offering or are occurring concurrently with such initial public offering, then, solely for purposes of this Section 3(c)(i), the per share Fair Market Value for such Common Stock shall be the offering price at which the underwriters initially sell Common Stock to the public; or

(ii)           The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of any determination of Fair Market Value under this Section 3(c)(ii), this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such determination or are occurring concurrently with such determination, then, solely for purposes of this Section 3(c)(ii), the per share Fair Market

Value for such Common Stock shall be the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of any such determination of Fair Market Value; or

(iii)          In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Preferred Stock shall be the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iv)          In any other instance, the per share Fair Market Value for the Preferred Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(iii) or 3(c)(iv), above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock.  The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Preferred Stock.  Such certification must be made to Holder at least ten (10) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

(d)           Automatic Exercise.  To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)           Treatment of Warrant Upon Acquisition of Company.

(i)            Certain Definitions.  For the purpose of this Warrant: “Acquisition” means any sale, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after such transaction or, if such Company shareholders beneficially own a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction, such successor or surviving entity is not the Company; and “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from  publicly re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition.

(ii)           Acquisition for Cash and/or Marketable Securities.  Holder agrees that, in the event of an Acquisition in which the sole consideration is cash and/or Marketable Securities, this Warrant shall terminate on and as of the closing of such Acquisition to the extent not previously exercised.  The Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder.

(iii)          Assumption of Warrant.  Upon the closing of any Acquisition other than as particularly described in subsection 3(e)(ii) above, the Company shall cause the surviving or successor entity to assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

4.             Representations and Warranties of Holder and Company.

(a)           Representations and Warranties by Holder.  Holder represents and warrants to Company with respect to this purchase as follows:

(i)            Evaluation.  Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)           Resale.  Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)          Rule 144.  Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)          Accredited Investor.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)           Opportunity To Discuss.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities.  Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)           Representations and Warranties by Company.   Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

(i)            Corporate Organization and Authority.  Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required, except where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Company.

(ii)           Corporate Power .  Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)          Authorization; Enforceability.  All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)          Valid Issuance of Warrant and Warrant Shares.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant.  The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(v)           No Conflict.  The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi)          Capitalization.  The capitalization table of Company attached hereto as Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company.  Company has reserved 1535 shares of Common Stock for issuance upon conversion of the Preferred Stock.

(vii)         Warrant Price.  As of the date hereof, the Warrant Price is no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which Company has issued Series A-1 Convertible Preferred Stock.  The Warrant Price is, and will be, no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which the Company issues Series A-1 Convertible Preferred Stock pursuant to that certain Series A-1 Convertible Stock Purchase Agreement, dated April 25, 2011, by and among the Company and the persons listed on Schedule I thereto, as amended from time to time.

5.             Legends.

(a)           Legend.  Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied.  Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)           Removal of Legend and Transfer Restrictions.  The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are issued by the Company pursuant to a registration statement filed under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (“SEC”) reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.             Transfers of Warrant.  In connection with any transfer by Holder of this Warrant, the Company may require the transferee to provide the Company with written representations and warranties substantially similar to Holder’s representations and warranties set forth in Section 4(a) above, and may require Holder to provide a legal opinion, in form and substance satisfactory to Company and its counsel, that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that the Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.  Any transferee (including, without limitation, any affiliate of Holder) shall take this Warrant subject to all of the terms and conditions thereof and such transferee’s rights under this Warrant shall be subject to such transferee’s compliance with all of the terms and conditions of this Warrant that are applicable to Holder.  Following any transfer of this Warrant, at the request of either the Company or the transferee, the transferee shall surrender this Warrant to the Company in exchange for a new warrant of like tenor and date, executed by Company.  Subject to the foregoing, this Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed.  Upon any partial transfer, Company will execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred.  Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7.             Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)           Reclassification, Recapitalization, Reorganization, Conversion or Merger.  In case of (i) any reclassification, recapitalization, reorganization, conversion or other change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification, recapitalization, reorganization, conversion or other change of outstanding securities issuable upon exercise of this Warrant and other than a merger with respect to which the provisions of Section 3(e)(ii) are applicable), or (iii) any sale of all or substantially all of the assets of Company (other than any such sale with respect to which the provisions of Section 3(e)(ii) are applicable), Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, recapitalization, reorganization, conversion, other change, merger or sale by a holder of the number of shares of Preferred Stock (or any other class or series of stock) then purchasable under this Warrant.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)           Subdivision or Combination of Shares.  If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Preferred Stock (or of any other class or series of stock then purchasable under this Warrant), the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)           Stock Dividends and Other Distributions.  If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Preferred Stock (or with respect to any other class or series of stock then purchasable under this Warrant) payable in Preferred Stock (or shares of such other class or series of stock, if applicable), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Preferred Stock or with respect to any other class or series of stock then purchasable under this Warrant (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)           Adjustment for Dilutive Issuance.  The number of shares of Common Stock issuable upon conversion of any shares of Series A-1 Convertible Preferred Stock that are issuable upon exercise of this Warrant shall be subject to adjustment, from time to time in the manner set forth in Company’s Certificate of Incorporation as if such shares of Series A-1 Convertible Preferred Stock were issued and outstanding on and as of the date of any such required adjustment.  The provisions set forth for the Warrant Shares in Company’s Certificate of Incorporation relating to the above in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of Holder, unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

(f)            Adjustment for Pay-to-Play Transaction.  In the event that Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Preferred Stock, or the reclassification, conversion or exchange of the Preferred Stock, in the event that a holder thereof fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and in the event that such Pay-to-Play Provision becomes operative, this Warrant shall automatically and without any action required become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Warrant Shares issuable hereunder had this Warrant been exercised in full prior to such event, and the Holder elected to participate in the equity financing or elected not to participate in the equity financing, as the case may be.

8.             Notice of Adjustments.  Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9.             Financial and Other Reports.  From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder, if Company is a private company, (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each calendar quarter end, in a form reasonably acceptable to Holder and certified by Company’s president or chief financial officer, and (b) Company’s complete annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company within 120 days of the fiscal year end or, if sooner, within thirty (30) days after the Company’s Board of Directors receives the audit in final form.  All such statements are to be prepared using GAAP and, if Company is a publicly held company, are to be in compliance with SEC requirements.    At the time of Company’s delivery of quarterly financial statements in accordance with this Section 9, Company shall also deliver to Holder an updated capitalization table of Company in the form attached hereto as Annex A, provided that the Company shall have an obligation to deliver such updated capitalization table only if the Company is not a public company at that time.

10.          Registration Rights.  The Company agrees that the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock issued and issuable upon exercise or conversion of this Warrant (and the shares of Common Stock issued and issuable upon exercise or conversion of this Warrant at all times, if any, when the Warrant Shares shall be Common Stock), shall have all registration rights pursuant to and as set forth in the Company’s Amended and Restated Stockholders’ Agreement, as amended and in effect from time to time (the “Stockholders Agreement”), on a pari passu basis with the investor parties thereto holding shares of Preferred Stock.  The foregoing referenced registration rights are subject to and conditioned upon the Holder, at the time of exercise of this Warrant, becoming a party to the Stockholders’ Agreement by executing and delivering to the Company an Instrument of adherence thereto and such registration rights will be governed by the terms of the Shareholders’ Agreement.

11.          No Fractional Shares.  No fractional share of Preferred Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12.          Charges, Taxes and Expenses.  Issuance of certificates for shares of Preferred Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

13.          No Shareholder Rights Until Exercise.  Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

14.          Registry of Warrant.  Company shall maintain a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15.          Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.          Miscellaneous.

(a)           Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)           Successors.  This Warrant shall be binding upon any successors or assigns of Company.

(c)           Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)           Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e)           Attorney’s Fees.   In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

17.          No Impairment.  Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

18.          Addresses.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 18.

If to Company:	Radius Health, Inc.
201 Broadway, 6th floor
Cambridge, Massachusetts 02139
Attn: Chief Financial Officer

If to Holder:

With copies to:

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day).

19.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

20.          GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

Execution Version

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

RADIUS HEALTH, INC.

By:
Name:
Title:

Dated as of                         .

NOTICE OF EXERCISE

To:

Radius Health, Inc.

201 Broadway, 6th floor

Cambridge, Massachusetts 02139

Attn: Chief Financial Officer

1.                                      The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series A-1 Convertible Preferred Stock (the “Preferred Stock”) of Radius Health, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated May         , 2011 (the “Warrant”).

2.                                      Holder exercises its rights under the Warrant as set forth below:

(         )                          Holder elects to purchase                            shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $                       as payment of the purchase price.

(         )                          Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.                                      Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[NAME OF HOLDER]

By:
Name:
Title:

	Date:	, 200

Execution Version

ANNEX A

CAPITALIZATION TABLE

RADIUS

	POST MERGER CAPITALIZATION AFTER 1ST SERIES A-1, A-5, IPSEN EQUITY CLOSING, 1ST DEBT CLOSING
							Series A-1			Post	%	Post	%
	Series A-1	Series A-2	Series A-3	Series A-4	Series A-5		Warrants	Common	Common	As Converted	Shares	Fully Diluted	Fully
	Convert 1:10	Convert 1:10	Convert 1:10	Convert 1:10	Convert 1:10	Common	Convert 1:10	Warrants	Options	Shares Out	Out	Shares	Diluted
Preferred Holders
MPM Bioventures III Funds	8,222	12,194	2,985			—				234,010	1.46%	234,010	1.32%
MPM Bioventures III-QP, L.P.	122,290	181,364	44,395			—				3,480,490	21.69%	3,480,490	19.64%
MPM Bioventures III GMBH & Co.	10,335	15,327	3,752			—				294,140	1.83%	294,140	1.66%
MPM Bioventures III Parallel Fund, L.P.	3,693	5,477	1,340			—				105,100	0.65%	105,100	0.59%
MPM Asset Management Investors 2003	2,368	3,511	859			—				67,380	0.42%	67,380	0.38%
MPM Bio IV NVS Strategic Fund	54,001	184,242	—			—				2,382,430	14.85%	2,382,430	13.44%
Wellcome Trust	25,522	210,325	—			—				2,358,470	14.70%	2,358,470	13.31%
HealthCare Ventures VII	19,651	98,278	63,663			83,113				1,899,033	11.83%	1,899,033	10.72%
Saints Capital (OBP IV Holdings)	16,213	108,628	24,983			15,173				1,513,413	9.43%	1,513,413	8.54%
Saints Capital (mRNA Fund II Holdings)	162	1,090	250			151				15,171	0.09%	15,171	0.09%
BB Biotech Ventures II	43,596	105,162	—			—				1,487,580	9.27%	1,487,580	8.39%
Scottish Widows	6,805	56,086	—			—				628,910	3.92%	628,910	3.55%
Raymond F. Schinazi	757	1,524	—	414		—				26,950	0.17%	26,950	0.15%
David E. Thompson Revocable Trust	196			1,619		—				18,150	0.11%	18,150	0.10%
Hostetler Family Trust	—			—		3,071				3,071	0.02%	3,071	0.02%
H.Watt Gregory, III	132			1,095		—				12,270	0.08%	12,270	0.07%
The Richman Trust	65			535		—				6,000	0.04%	6,000	0.03%
Breining Family Trust	40			335		—				3,750	0.02%	3,750	0.02%
Dr. Dennis A. Carson	—			—		533				533	0.00%	533	0.00%
B Van Wyck	—			—		363				363	0.00%	363	0.00%
Jonnie K. Westbrook	—			—		363				363	0.00%	363	0.00%
Nordic Bioscience	—				6,443					64,430	0.40%	64,430	0.36%
Brookside	40,940									409,400	2.55%	409,400	2.31%
BB Biotech AG	40,940									409,400	2.55%	409,400	2.31%
Ipsen	17,326									173,260	1.08%	173,260	0.98%
GE Capital Equity Investments							1,535			—	0.00%	15,350	0.09%
Oxford Finance LLC							1,535			—	0.00%	15,350	0.09%
Leerink							818			—	0.00%	8,180	0.05%

Common (Shares, Options, Warrants)						452,827		266	1,634,860	452,827	2.82%	2,087,953	11.78%
Total	413,254	983,208	142,227	3,998	6,443	555,594	3,888	266	1,634,860	16,046,894	100.00%	17,720,900	100.00%

									Per Share	$8.1420		$8.1420
									Post-money $	$130,653,811		$144,283,568